Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 8, 2025, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Blink Charging Co. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said reports in the Registration Statement of Blink Charging Co. on Form S-8 (File No. 333-255137).

 /s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Tampa, Florida

April 8, 2025